Table of Contents

As filed with the Securities and Exchange Commission on July 9, 2024

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

With copies to:

Megan J. Penick Esq.

Dorsey & Whitney LLP

51 W 52nd St, New York, NY 10019

(212) 415-9200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED JULY 9, 2024

iPower Inc.

2,083,334 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 2,083,334 shares (the “Shares”) of common stock, par value $0.001 per share of iPower Inc. (the “Company”), issuable upon the exercise of that certain common stock purchase warrants (the “Warrants”) issued in a private placement on June 18, 2024 by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (“Armistice” or the “Selling Stockholder”).

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the Selling Stockholder. However, we will receive proceeds from any cash exercise of the Warrants. See “Use of Proceeds.”

The Selling Stockholder or its transferees, pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of the Shares. We will bear all other costs, expenses, and fees in connection with the registration of the Shares. See “Plan of Distribution” beginning on page 14 for more information about how the Selling Stockholder may sell or dispose of the Shares.

Our common stock is traded on the Nasdaq Capital Market under the symbol “IPW.” On July 8, 2024, the closing price of our common stock on the Nasdaq Capital Market was $1.76 per share.

Investing in our securities involves a high degree of risk. You should read this prospectus as well as the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholder named in this prospectus may from time to time sell the Shares described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable amendment or supplement to this prospectus together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any applicable amendment or supplement to this prospectus. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any applicable amendment or supplement to this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

Neither we nor the Selling Stockholder are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context otherwise requires, in this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” and the “Company” to refer to iPower Inc.

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CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our ability to control or predict and that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Our forward-looking statements may include, among other things, statements about:

•	our limited operating history;

•	our future results of operations;

•	our cash needs and financial plans;

•	our current and future capital requirements necessary to support our efforts to open or acquire new complimentary businesses and channels of trade;

•	our inability to predict or anticipate the duration or long-term economic effect of the ongoing conflicts between Ukraine and Russia or Israel and Hamas, along with any potential supply chain issues that may result;

•	our competitive position;

•	seasonality and how it may impact consumer behavior and resulting sales;

•	our dependence on consumer interest in growing crops with the equipment and other products that we offer;

•	evolving laws surrounding cannabis on a local, state and federal level;

•	the effectiveness of our internal controls;

•	our dependence on third parties to manufacture and sell us inventory;

•	our ability to maintain or protect our intellectual property;

•	our ability to innovate and develop new intellectual property to continue enhancing our product and service offerings;

•	our ability to protect our systems from unauthorized intrusions or theft of proprietary information;

•	our ability to retain key members of our executive team;

•	our ability to maintain our relationships with third-party vendors and suppliers;

•	our ability to internally develop products and intellectual property;

•	our ability to achieve expected technological advances by us or by third parties and our ability to leverage such advances;

•	our potential growth opportunities;

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•	interpretations of current laws and the passage of future laws;

•	acceptance of our business model by investors;

•	the accuracy of our estimates regarding expenses and capital requirements;

•	our ability to sell additional products and services to customers;

•	our ability to adequately support growth;

•	our ability to ensure consistency in the quality of our products and the quality and costs of our supply chain, including management of freight costs;

•	any disruption to third party sales platforms, including Amazon.com, Walmart and eBay, through which we derive approximately 98% of our current revenues;

•	potential disruption of our business and supply chain as a result of any political conflicts or trade wars between China and the U.S., as well as increased tariffs on the products which we import; and

•	any other risks set forth herein and in the documents incorporated by reference herein under the caption “Risk Factors.”

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Actual events or results may differ materially. Readers are cautioned not to place undue reliance on forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

You should read the risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or any applicable amendment or supplement to this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

The information set forth below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should carefully read all of the information contained in or incorporated by reference into this prospectus, including the information set forth under the caption “Risk Factors” in this prospectus as well as the documents incorporated herein by reference, which are described under “Where you can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Company Overview

Our Business

iPower Inc. (formerly BZRTH, Inc.), a California-based corporation, was formed in Nevada in April 2018. Driven by tech and data, iPower Inc. is a U.S.-based online retailer and supplier of consumer home, garden, and pet products. Through the operations of our e-commerce platforms, www.simpledeluxe.com and www.Zenhydro.com, as well as Amazon, Walmart, and eBay, our combined approximate 98,000 square foot fulfillment centers in Los Angeles, California, and our 99,000 square foot fulfillment center in Rancho Cucamonga, California, we believe we are one of the leading online marketers, distributors, and retailers in our product categories, based on management’s estimates. Our core strategy continues to focus on expanding our geographic reach across the United States and internationally through organic growth, both in terms of expanding customer base as well as brand and product development. iPower has developed a set of methodologies driven by proprietary data formulas to effectively bring products to market and increase sales.

We are actively developing and acquiring our in-house branded products, which to date include iPower, Simple Deluxe and other brands and consist of products such as home goods, fans, pet products and hydroponics equipment, some of which have been designated as Amazon Choice products and category best sellers, among others. While we continue to focus on our top product categories, we are working to expand our product catalog to include new and adjacent categories through in-house products and our supply chain partners driven by market data analytics.

Products

iPower offers essential products in the hydroponic, gardening, home, and pet goods categories. While the company offers products from hundreds of third-party brands, the Company has also established its own in-house branded products which are made available for purchase through our various sales channels. Our in-house branded products, marketed under the iPower™ and Simple Deluxe™ brands, include fans, shelving, furniture, hydroponic-related items, pet supplies and outdoor lifestyle products, some of which have been designated as Amazon best seller product leaders, and for which numerous products have been designated “Amazon’s Choice” and “#1 Best Seller.” We currently offer consumers a variety of products from our proprietary, in-house branded products. This year, we expanded our in-house catalog to include more general home goods products, with home goods making up our largest meta category.

Our Target Markets are Large and Rapidly Growing

Our principal industry opportunity is in the retail sale and distribution of consumer goods. Our primary subcategories include consumer home and pet goods, consumer general gardening supplies and consumer hydroponics equipment and supplies. Home goods is our largest sales category and currently includes commercial fans, floor and wall fans, storage and shelving units, chairs, and outdoor furniture and recreation products, as well as a number of pet-related products. General gardening supplies include environmental sensors and controls, carts, tools and nutrients, among others. Hydroponics supplies generally include grow light systems; advanced heating, ventilation and air conditioning (“HVAC”) systems; water pumps, heaters, chillers and filters; nutrient and fertilizer delivery systems; and various growing media typically made from soil, rock wool or coconut fiber, among others.

The home goods industry has become a significant category we sell into. Grandview Research estimated that the size of the home goods market in the US was $740 billion in 2020 and should reach close to $1,040 billion by 2024, with a CAGR of 7.4%.

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Research and Development

We do most of our development work in conjunction with our manufacturing partners, where we co-engineer designs with their development teams. We plan to increase our investments in R&D relating to the improvement of existing products and the development and addition of new product lines.

Customers and Suppliers

We have a diverse customer base, with residential gardeners and home goods consumers constituting a significant portion of our customer base and thus the largest portion of our total sales. We sell to both commercial and home cultivators growing specialty crops, as well as in the home goods category. At present, sales to customers through Amazon and other third-party online platforms account for approximately 98% of our annual sales. We do not manufacture any of the products we sell through our distribution channels. We purchase our products from more than 150 suppliers, including manufacturers and distributors in the U.S. and China.

Manufacturers

We obtain both our branded proprietary products and distributed products from third party suppliers. For our hydroponic category, most of the products purchased and resold, whether our proprietary products or third-party products sold through our platform, are applicable to indoor and outdoor growing for organics, greens and plant-based products. Our products are sourced from more than 150 different suppliers and manufacturers, with approximately 90% sourced from China. Quality control is a critical priority for our team charged with ensuring the supply of the products from our suppliers, specifically those coming from China. We seek to ensure the highest level of quality control for our products through routine factory visits, spot testing and continual, ongoing supplier due diligence.

Our distributed products are sourced from more than 150 suppliers. Our experienced internal sourcing team is charged with maintaining strong relationships with current suppliers, while also constantly tracking current and future market trends and reviewing offerings of new suppliers.

We do not have exclusive purchase agreements with many of our suppliers. Based on our knowledge and communication with our suppliers, we believe some of our suppliers may sell directly to the retail market or to our wholesale customers.

Demand for Products

We believe that demand for iPower’s products is strong for several reasons. Consumer interest in hydroponics as a hobby and lifestyle choice surged in interest driven by the stay-at-home necessities of the Covid-19 pandemic. This is in contrast to the weak demand environment for commercial hydroponics suppliers who have suffered from growing over capacity in the commercial sector. Our non-hydroponics product lines are also seeing strong demand as the categories we participate in are primarily in large markets with a fragmented supply base. We also believe that our expertise in product development has created a catalog well suited to gaining market share in these categories. In addition, our relationship with our largest channel partner, Amazon, has also led to a strong demand environment. As a supplier on Amazon’s Vendor Central platform, we are confident that we have demonstrated our ability to supply products that consumers want, in sufficient volumes, enabling us to meet the stringent operating metrics required by Amazon. As a result, we believe this has allowed us to gain market share from other suppliers in our various channels.

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E-Commerce Strategy

The Company continues to grow and develop its e-commerce platforms, including zenhydro.com and simpledeluxe.com, where we sell our in-house and third party products. In addition to our websites, we offer products to consumers through established e-commerce channels such as Amazon, Tiktok, eBay, and Walmart. Through these portals we offer various consumer products for sale. Online shoppers can have the ability to peruse our various product categories such as home fans and furnishing, shelving, outdoor lifestyle products, hydroponics equipment, and pet products, providing consumers with an easy and quick method to find the exact products they need. In addition to these sections, our webstores offer customers periodic flash deals, best value recommendations and clearance sale items. Each product listed on the site contains product descriptions, product reviews and a picture so the consumer can make an informed and educated purchase. Our product filters allow the consumer to search by brand, manufacturer, or by price. Consumers can shop online day and night and have their purchases shipped directly to the location of their choice, or simply elect to use our website as a resource. Google advertising, social media advertising and email list marketing, in addition to auto-ship functionality, are the primary mechanisms we employ to drive traffic to our e-commerce platforms and the other portals through which we make our products available for sale, including Amazon.com, Tiktok, eBay and Walmart.

Large Established Distribution Infrastructure

We have a fully developed distribution network through our distribution centers in California. We work with a network of third-party common carrier trucking/freight companies that service our customers throughout the U.S., Canada and across the globe. We receive daily customer orders via our business-to-business e-commerce platform. Orders are then routed to the applicable distribution center and packed for shipments. Most of our customer orders are shipped within one business day of order receipt.

Competition

The markets in which we sell our products are highly competitive and fragmented. Our key competitors include many local and national vendors of home and gardening supplies, local product resellers of hydroponic and other specialty growing equipment, as well as other online product resellers on large online marketplaces such as Amazon.com and eBay. We compete with companies that have greater capital resources, facilities and diversity of product lines. Our competitors could also introduce products and as manufacturers are able to sell equipment directly to consumers, our distributors could cease selling products to us.

Notwithstanding the foregoing, we believe that our pricing, inventory and product availability, as well as our overall customer service, provide us with the ability to compete in this marketplace. We believe that we have the following core competitive advantages over our competitors:

•	In addition to our in-house branded products, we distribute products from hundreds of third-party brands, ensuring that whatever a customer’s particular need may be, they need look no further than iPower for their product needs.

•	Our knowledgeable and experienced sales team can provide guidance and insights, whether dealing with a seasoned commercial entity or a first-time purchaser looking to get their grow operations off the ground.

•	The convenience of our e-commerce platform allows customers to shop from the comfort of their own home and have their purchases shipped directly to them.

•	We believe that our prominent position as a supplier to Amazon means that our products are prominently featured on the world’s most important retailer.

•	We view ourselves as an industry leader, offering products and new technologies from the largest and most trusted names in the business, as well as our own in-house branded products.

Moreover, we expect that as we continue to grow our business, we will achieve an economy of scale and, as such, will be able to further optimize supply chains, which will enable us to continue to maintain competitive pricing options and deliver the array of items that our customers require. Through supply chain and industry competency, support services, and through our relationships with suppliers, distributors, vendors and logistics partners, we believe we can maintain and increase our growth trajectory.

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Intellectual Property and Proprietary Rights

Our intellectual property primarily consists of our brands and their related trademarks, domain names, websites, customer lists and affiliations, as well as our marketing intangibles, product know-how and technology. We also hold rights to website addresses related to our business, including websites that are actively used in our daily business operations, such as Zenhydro.com and simpledeluxe.com. We own federally registered trademarks for brands such as “iPower” and “Simple Deluxe,” which correspond to our current in-house branded products.

Government Regulation

We sell products, including hydroponic gardening products, that end users may purchase for use in new and emerging industries and segments, including the growing of cannabis and hemp, that may not grow or achieve market acceptance in a manner that we can predict. The demand for these products depends on the uncertain growth of these industries and segments.

In addition, we sell products that end users may purchase for use in industries or segments, including the growing of cannabis and hemp, that are subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions. For example, certain countries and a total of 46 U.S. states plus the District of Columbia have adopted frameworks, in varying forms, that authorize, regulate, and tax the cultivation, processing, sale, and use of cannabis for medicinal and/or non-medicinal use, as well as hemp and CBD, while the U.S. Controlled Substances Act and the laws of other U.S. states prohibit growing cannabis. In addition, with the passage of the Farm Bill in December 2018, hemp cultivation is now broadly permitted. The 2018 Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. While we do not know the percentage or actual usage of our products for purposes of growing cannabis or hemp-derived products, for those users who intend to use the Company’s products to grow hemp-derived CBD medicinal products, the 2018 Farm Bill officially removed hemp from the list of controlled substances. While we note that the 2018 Farm Bill has not changed the regulatory authority of the Food and Drug Administration as concerns cannabis and cannabis-derived products, and that such products continue to remain subject to the same regulatory requirements as FDA-regulated products, we nonetheless believe the passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities.

Our gardening products, including our hydroponic gardening products, are multi-purpose products designed and intended for growing a wide range of plants and are purchased by cultivators who may grow any variety of plants, including cannabis and hemp. Although the demand for our products may be negatively impacted depending on how laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions develop, we cannot reasonably predict the nature of such developments or the effect, if any, that such developments could have on our business. The changing laws may cause us to experience additional capital expenditures as we adapt our business to meet the requirements of the evolving legal and regulatory landscape.

We believe that the growth in licensed cannabis cultivation facilities and the growth in organically grown produce will increase the general demand for hydroponics products, including the hobbyist consumer segment that we serve. Further, we believe our dedication to providing consumers with innovative and cutting-edge products tailored to their individual needs, combined with our industry knowledge and customer service, has positioned iPower to take advantage of the domestic and international growth anticipated for hydroponic products.

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Summary of Risk Factors

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below, and the more detailed information at “Risk Factors” on page 11 of this prospectus, together with all of the other information contained in or incorporated by reference into this prospectus and the applicable amendments or supplements to this prospectus, before you decide whether to purchase our securities:

•	Our Company’s founders own approximately 53.98% of our common stock, which effectively gives our founders full control over the board of directors and management of the Company for the foreseeable future.

•	The Company faces intense competition in the hydroponics marketplace which could prohibit us from developing or increasing our customer base beyond present levels.

•	Our ability to ensure consistency in the quality of our products and supply chain.

•	Approximately 98% of our current revenues are derived from sales of our products through online third-party platforms, including Amazon.com, Walmart and eBay; any disruption to these business channels could be detrimental to our business.

•	Potential disruption of our business and supply chain that may be caused by any conflicts, trade wars or currency fluctuations or tariffs between China and the U.S.

•	The ongoing conflicts between Russia and Ukraine and Israel and Hamas may adversely affect our business, financial condition, results from operations, or the businesses of our suppliers, vendors, and logistics partners.

•	In the event we require additional capital resources to fund our enterprise, we may not be able to obtain sufficient capital and may be forced to limit the expansion of our operations.

•	Certain of our products may be purchased for use in new and emerging industries and segments, such as cannabis, and may be subject to varying, inconsistent and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions.

•	Our business depends significantly on the continuing efforts of our management team and our business may be impacted if we should lose their services.

•	Certain relationships, acquisitions, strategic alliances and investments could result in operating issues, dilutions and other harmful or unintended consequences which may adversely impact our business and the results of our operations.

•	Our continued investment and development in our in-house branded products is inherently risky and could disrupt our ongoing business.

•	If the Company is unable to maintain and continue to develop our e-commerce platform, our reputation and operating results may be materially harmed.

•	As the bulk of our sales are carried out through e-commerce, we are subject to certain cyber security risks, including hacking and stealing of customer and confidential data.

•	If we fail to comply with the continued listing requirements of the Nasdaq Stock Market, it could result in our common stock being delisted, which could adversely affect the market price and liquidity of our securities and could have other adverse effects.

•	There are myriad of risks, including stock market volatility, inherent in owning our securities.

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Recent Developments

Registered Direct Offering

On June 18, 2024, the Company closed on a registered direct offering (the “Registered Direct”) of 2,083,334 shares of common stock and a concurrent private placement of Warrants to purchase 2,083,334 shares of common stock (together with the Registered Direct, the “June 2024 Offering”), which were sold for aggregate gross proceeds of $5,000,002. The shares of common stock were sold pursuant to a prospectus supplement, filed on June 18, 2024, to the Registration Statement on Form S-3, originally filed on September 25, 2023, with the SEC (File No. 333-274665), and declared effective by the SEC on September 29, 2023. The Warrants, which were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) or Regulation D on the Securities Act, have a term of five years and are immediately exercisable at $2.40 per share.

The shares of common stock and Warrants were sold to the Selling Stockholder pursuant to a securities purchase agreement, dated June 16, 2024, between the Company and the Selling Stockholder (the “Purchase Agreement”). Roth Capital Partners, LLC acted as placement agent (the “Placement Agent”), pursuant to a placement agency agreement between the Company and the Placement Agent dated June 16, 2024 (the “Placement Agency Agreement”). The Company paid the Placement Agent as compensation a cash fee equal to 6.5% of the gross proceeds of the offering plus reimbursement of certain expenses and legal fees.

The net proceeds of the June 2024 Offering, after deducting the Placement Agent’s fees and expenses and other offering expenses payable by the Company, is approximately $4,550,000. The Company intends to use the net proceeds from the June 2024 Offering to pursue growth strategies, including potential merger and acquisition activities, and general corporate purposes.

Corporate Information

The Company, a Nevada corporation, was formed on April 11, 2018, under the name BZRTH Inc. On September 4, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada changing our name to iPower Inc.

Our principal offices are located at 8798 9th Street, Rancho Cucamonga, CA 91730, and our phone number is (626) 863-7344. Our business website is www.meetipower.com and our e-commerce websites are www.Zenhydro.com and www.simpledeluxe.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, if any, are available to you free of charge through the “Investor Relations” section of our website as soon as reasonably practicable after such materials have been electronically filed with or furnished to the SEC. Information contained on our websites does not form a part of this prospectus.

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THE OFFERING

Shares of common stock currently outstanding	31,404,184 shares of common stock (1)

Securities offered by the Selling Stockholder	Up to 2,083,334 shares of the Company’s common stock issuable upon the exercise of the Warrants registered herein.

Shares of common stock to be outstanding assuming exercise of the Warrants	33,487,518 shares of common stock.

Selling Stockholder	The Shares are being offered by the Selling Stockholder. See “Selling Stockholder” on page 12 of this prospectus for more information.

Plan of Distribution	The Selling Stockholder will determine when and how it will sell the Shares covered by this prospectus. See the “Plan of Distribution” section of this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. All net proceeds from the sale of the Shares covered by this prospectus will go to the Selling Stockholder. However, in the event the Selling Stockholder exercises the Shares for cash, we will receive the proceeds from any such exercise. See the section of this prospectus titled “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Listings	Our common stock is listed on the Nasdaq Capital Market under the symbol “IPW.”

(1)	The number of shares of our common stock outstanding after the completion of this resale offering by the Selling Shareholder is based on 31,404,184 shares of our common stock outstanding as of July 9, 2024, and excludes 6,336,598 shares of common stock which are reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan, including (i) 3,250 restricted stock units and (ii) 3,330,000 options to purchase common stock, all of which remain subject to vesting conditions.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K, as well as our Quarterly Reports on Form 10-Q, each on file with the SEC and which are incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Sales of substantial amounts of our common stock by the Selling Stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the Selling Stockholder of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Stockholder may sell all or a portion of its shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for resale will have on the market price of our common stock.

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USE OF PROCEEDS

We are not selling any common stock under this prospectus and we will not receive any proceeds from the sale of the common stock by the Selling Stockholder. All net proceeds from the sale of the common stock covered by this prospectus will go to the Selling Stockholder. We expect that the Selling Stockholder will sell their Shares as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the Warrants to the extent that these Warrants are exercised for cash by the Selling Stockholder. The Warrants, however, are exercisable on a cashless basis under certain circumstances. If any of the Warrants are exercised for cash, we will receive the proceeds from such exercise. In such case, we intend to use the net proceeds received from such Warrant exercise, if any, in pursuing our growth strategies, including potential merger and acquisition activities, and for general corporate purposes. We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those shares issuable to the Selling Stockholder upon exercise of the Warrants, consisting of 2,083,334 shares of common stock. Such Warrants were issued to the Selling Stockholder in a private placement which closed concurrently with the Company’s Registered Direct offering on June 18, 2024. For additional information regarding the issuances of those Warrants, see “Prospectus Summary – Recent Developments – Registered Direct Offering” above. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except as noted in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of shares of our common stock held by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, which number includes the shares underlying the Warrants, as of July 9, 2024, assuming exercise of the Warrants held by the Selling Stockholder, without regard to any limitations on conversions or exercise. The third column lists the maximum number of the shares of common stock being offered in this prospectus by the Selling Stockholder. The fourth column lists the amount of the shares of common stock owned after the offering, assuming in the sale of all of the Shares of common stock offered by the Selling Stockholder pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

Under the terms of the Warrants, the Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrant which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some, or none of its shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering
Armistice Capital, LLC (1)	3,483,334	2,083,334	2,083,334

(1)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	The number of shares beneficially owned includes (i) 1,400,000 shares of common stock and (ii) 2,083,334 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares owned before and after this offering assumes the exercise of all Warrants held by the Selling Stockholder, notwithstanding the existence of the beneficial ownership limitations described above.

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DESCRIPTION OF OFFERED SECURITIES

The following description is intended as a summary of our capital stock, and qualified in its entirety by reference to, our certificate of incorporation, as amended, and our amended and restated bylaws. This summary is not intended to give full effect to provisions of statutory or common law. We urge you to review the General Corporation Law of the State of Delaware, our certificate of incorporation, as may be amended from time to time, and our bylaws, as may be amended from time to time, since they, and not this summary, define the rights of a holder of shares of common stock and preferred stock.

General

The following description of common stock of the Company and preferred stock of the Company (the “preferred stock”), together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time (the “Articles of Incorporation”), any certificates of designation for our preferred stock, that may be authorized from time to time, and our amended and restated bylaws, as amended from time to time (the “Bylaws”). The Nevada General Corporation Law may also affect the terms of these securities.

As of July 9, 2024, our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share, of which 31,404,184 shares of common stock were issued and outstanding; and 20,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Dividends. Subject to the express terms of any outstanding preferred stock, dividends may be paid in cash or otherwise with respect to the holders of our common stock out of the assets of the Company legally available therefor, upon the terms, and subject to such limitations, as the board of directors may determine.

Voting Rights. Holders of common stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote.

Liquidation Rights. Subject to the express terms of any outstanding preferred stock, in the event of a Liquidation of the Corporation, the holders of common stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of common stock ratably in proportion to the total number of shares of common stock then issued and outstanding.

Preferred Stock

Subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, the board of directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of preferred stock, for series of preferred stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPW.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

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PLAN OF DISTRIBUTION

The Selling Stockholder of the Shares and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Dorsey & Whitney LLP, New York, NY.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2023 have been so included in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to or incorporated in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available at the SEC’s website address referred to above. In addition, you may request a copy of any of our periodic reports filed with the SEC at no cost, by writing or telephoning us at the following address:

iPower Inc.

8798 9th Street

Rancho Cucamonga, CA 91730

We also maintain a website at www.meetipower.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

•	our Annual Report on Form 10-K for the year ended June 30, 2023, filed on September 15, 2023;

•	our Quarterly Report on form 10-Q for the quarter ended September 30, 2023, filed on November 14, 2023, for the quarter ended December 31, 2023, filed on February 14, 2024, and for the quarter ended March 31, 2024, filed on May 14, 2024; and

•	our Current Reports on Form 8-K filed on December 1, 2023, February 22, 2024, April 9, 2024, May 31, 2024, June 3, 2024, and June 18, 2024;

•	The description of our common stock contained in our registration on Form 8-A (File No. 001-40391) filed with the SEC on May 5, 2021, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act and Exchange Act after the date of the registration statement of which this prospectus is a part as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: iPower Inc., 8798 9th Street, Rancho Cucamonga, CA 91730, telephone number (626) 863-7344. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

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IPOWER INC.

2,083,334 shares of Common Stock

__________________________________

PROSPECTUS

__________________________________

July __, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with this offering. All expenses incurred with respect to the registration of the common stock will be borne by the Company. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$738
Printing expenses	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$20,000
Total	$26,738

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our amended and restated Articles of Incorporation, Article 8 of our Bylaws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our amended and restated Articles of Incorporation provides that we will indemnify, in accordance with our Bylaws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the board of directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding all securities issued by us within the past three years. Also included is the consideration received by us for such securities, if any, and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On June 18, 2024, pursuant to the terms of a securities purchase agreement, dated June 16, 2024, between the Company and Armistice Capital Partners, LLC, we sold warrants (the “Warrants”) to purchase 2,083,334 shares of common stock. The Warrants were sold pursuant to an exemption from registration pursuant Section 4(a)(2) or Regulation D of the Securities Act of 1933, as amended, in conjunction with a registered direct offering pursuant to which we sold 2,083,334 shares of common stock for aggregate gross proceeds of $5,000,002.

On February 15, 2022, pursuant to the terms of a share transfer framework agreement (the “Transfer Agreement”) for acquisition of 100% of the ordinary shares of Anivia Limited (“Anivia”) and its subsidiaries and VIE, the Company issued 3,083,700 restricted shares (subject to a lock-up period of 180 days and insider trading rules) of the Company’s common stock to White Cherry Limited, a BVI company (“White Cherry”). The shares issued under the Transfer Agreement were issued in accordance with Regulation S of the Securities Act.

II-1

On January 27, 2021, the Company completed a private placement offering pursuant to which the Company sold to two accredited investors an aggregate of $3,000,000 in convertible notes with a 6% interest per annum (the “Convertible Note”) and warrants to purchase shares of Class A Common Stock equaling 80% of the number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes. The warrants are exercisable for a period of three years from the IPO completion date at a per share exercise price equal to the IPO. The Convertible Notes automatically converted into the Company’s common stock upon completion of a qualified IPO (the “Mandatory Conversion”) or were repayable in cash at the option of the holders of the Convertible Notes with repayment to commence six months after January 27, 2021. At the time of our IPO, pursuant to their terms, the Convertible Notes converted at a price equal to the lesser of (a) a price representing a 30% discount to the public offering price per share of the Class A Common Stock in this Offering, or (b)  a price representing a 30% discount to the price per share equal to dividing $200 million by the total number of (x) outstanding shares of Class A Common Stock immediately prior to the IPO, (y) the number of Class A Common Stock issuable upon conversion of the 34,500 shares of Series A Preferred Stock, and (z) the number of Class A Common Stock issuable upon conversion of all outstanding Convertible Notes. Any interest accrued on the Convertible Note will be waived upon conversion. The Convertible Notes and warrants were sold pursuant to an exemption from registration under Rule 506(b) under Regulation D of the Securities Act.

In connection with the Convertible Note offering, the Company issued placement agent warrants to purchase 7.0% of the shares of Class A Common Stock underlying the Convertible Notes exercisable at the conversion price of the Convertible Note (the “Conversion Price”). The placement agent warrants were exercisable for a period of five years from the issuance date and are treated as a debt issuance cost.

There were no other sales of unregistered securities during the period covered by this registration statement that have not previously been reported on Form 8-K.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
3.2	Second Amended and Restated Bylaws of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 the Registration Statement on Form S-1 filed April 27, 2021).
4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed June 18, 2024).
5.1*	Opinion of Dorsey & Whitney LLP
10.1	2020 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
10.2	Form of Sublease Agreement, dated as of December 1, 2018, between BZRTH, Inc. and BizRight, LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed February 2, 2021).
10.3	Asset Purchase Agreement, dated December 1, 2018, between BZRTH, Inc. and BizRight, LLC (incorporated by Reference to Exhibit 10.3 to the Registration Statement on Form S-1 filed February 2, 2021).
10.4	Loan and Security Agreement, dated May 3, 2019, between BZRTH, Inc. and WFC Fund, LLC (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed February 2, 2021).
10.5	Consulting Agreement, dated February 1, 2020, between BZRTH, Inc. and Allan Huang (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registration Statement on Form S-1 filed April 15, 2021).
10.6	Note for PPP Loan, dated April 13, 2020, issued to Royal Business Bank (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed February 1, 2021).
10.7	Loan Authorization and Agreement, dated April 18, 2020, between BZRTH, Inc. and U.S. Small Business Administration (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed February 1, 2021).
10.8	Employment Agreement, dated July 1, 2020, between iPower Inc. and Chenlong Tan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed February 2, 2021).
10.9	Standard Industrial Multi-Tenant Lease, dated as of September 1, 2020, between BZRTH, Inc. and Nelson, LLC (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed February 2, 2021).
10.10	Exclusive Business Cooperation Agreement, dated September 4, 2020, between iPower Inc. and Global Product Marketing Inc. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed February 2, 2021).
10.11	Restricted Stock Purchase Agreement, dated October 20, 2020, between iPower Inc. and Allan Huang (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed February 2, 2021).

II-2

10.12	Restricted Stock Purchase Agreement, dated October 20, 2020, between iPower Inc. and Chenlong Tan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 filed February 2, 2021).
10.13	Amended and Restated Exclusive Business Cooperation Agreement, dated October 26, 2020, between iPower Inc. and E Marketing Solution Inc. (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 filed February 2, 2021).
10.14	Receivables Purchase Agreement, dated November 16, 2020, between BZRTH, Inc. and WFC Fund, LLC (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed February 2, 2021).
10.15	Form of Subscription Agreement for Series A Preferred Stock Offering (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed February 2, 2021).
10.16	Board Letter Agreement, dated January 26, 2021, between iPower Inc. and Danilo Cacciamatta (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed February 2, 2021).
10.17	Board Letter Agreement, dated January 26, 2021, between iPower Inc. and Bennet Tchaikovsky (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed February 2, 2021).
10.18	Form of Subscription Agreement for 6% Convertible Note and Warrants (incorporated by reference to exhibit 10.17 to the Registration Statement on Form S-1 filed February 2, 2021).
10.19	Convertible Note, dated January 27, 2021, issued to Wiseman Capital Management LLC (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 filed February 2, 2021).
10.20	Convertible Note, dated January 27, 2021, issued to Bright Century Investment LLC (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed February 2, 2021).
10.21	Board Letter Agreement, dated January 28, 2021, between iPower Inc. and Kevin Liles (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 filed February 2, 2021).
10.22	Employment Agreement, dated January 29, 2021, between iPower Inc. and Kevin Vassily (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed February 2, 2021).
10.23	Indemnification Agreement, dated as of April 27, 2021, by and among iPower Inc. and D.A. Davidson & Co., Roth Capital Partners, LLC and US Tiger Securities, Inc. (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
10.24	Indemnification and Lock-Up Agreement, dated as of April 27, 2021, entered into by Chenlong Tan (incorporated by reference to Exhibit 10.24 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
10.25	E Marketing Solutions Inc. Equity Purchase Agreement, dated May 18, 2021, between iPower Inc. and Shanshan Huang (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 21, 2021).
10.26	Global Products Marketing Inc. Equity Purchase Agreement, dated May 18, 2021, between iPower Inc. and Chenlong Tan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed May 21, 2021).
10.27	Lease Agreement, dated July 28, 2021, between iPower Inc. and 9th and Vineyard LLC (incorporated by reference to Exhibit 10.1 to the Current Report filed August 2, 2021).
10.28	Form of Credit Agreement, dated as of November 12, 2021, between iPower Inc., its subsidiaries and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed November 15, 2021).
10.29	Form of Trademark Security Agreement, dated as of November 12, 2021, between iPower Inc., its subsidiaries and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed November 15, 2021).
10.30	Form of Pledge and Security Agreement, dated as of November 12, 2021, between iPower Inc., its subsidiaries and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed November 15, 2021).
10.31	Joint Venture Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 20, 2022).
10.32	Box Harmony LLC Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed January 20, 2022).
10.33	Facility and Use Access Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed January 20, 2022).
10.34	Consulting Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed January 20, 2022).
10.35	License Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed January 20, 2022).
10.36	Director Offer Letter (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed January 20, 2022).

II-3

10.37	Joint Venture Agreement, dated February 10, 2022, between iPower Inc., Bro Angel LLC, Jie Shan and Bing Luo (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 14, 2022).
10.38	Amended & Restated Limited Liability Company Operating Agreement of Global Social Media LLC, dated February 10, 2022, between Global Social Media LLC, iPower Inc., and Bro Angel LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 14, 2022).
10.39	Intellectual Property License Agreement, dated February 10, 2022, between Bro Angel LLC and Global Social Media LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed February 14, 2022).
10.40	Share Transfer Agreement, dated February 15, 2022, between iPower Inc., White Cherry Limited, Li Zanyu, Xie Jing, Anivia Limited, Fly Elephant Limited, Dayou Renzai (Shenzhen) Technology Co., Ltd. and Daheshou (Shenzhen) Information Technology Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 22, 2022).
10.41	$3,500,000 Promissory Note, dated February 15, 2022, from iPower, Inc. to White Cherry Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 22, 2022).
10.42	Exclusive Business Cooperation Agreement, dated December 15, 2021, between Dayaorenzai (Shenzhen) Technology Co., Ltd. and Daheshou (Shenzhen) Information Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed February 22, 2022).
10.43	Exclusive Equity Interest Pledge Agreement, dated December 15, 2021, between Dayao Renzai (Shenzhen) Technology Co., Ltd., Daheshou (Shenzhen) Information Technology Co., Ltd. and its equity holders (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed February 22, 2022).
10.44	Exclusive Option Agreement, dated December 15, 2021, between Dayao Renzai (Shenzhen) Technology Co., Ltd., Daheshou (Shenzhen) Information Technology Co., Ltd. and its equity holders (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed February 22, 2022).
10.45	Power of Attorney of Li Zanyu, dated December 15, 2021 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed February 22, 2022).
10.46	JP Morgan Chase Consent Agreement, dated February 16, 2022 (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed February 22, 2022).
10.47	Amendment to Pledge and Security Agreement, dated February 16, 2022 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed February 22, 2022).
10.48	Employment Contract, dated February 15, 2022, between Dayao Renzai (Shenzhen) Technology Co., Ltd. and Li Zanyu (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed February 22, 2022).
10.49	Second Amendment to the Credit Agreement, dated October 7, 2022, between iPower Inc., its subsidiaries and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed October 13, 2022).
10.50	Amendment to Subordination Agreement, dated October 7, 2022, between White Cherry Limited and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed October 13, 2022).
10.51	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 18, 2024).
10.52	Form of Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 18, 2024).
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed April 15, 2021).
21.1	Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on September 15, 2023)
23.1*	Consent of UHY, LLP, independent registered public accounting firm
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24	Power of Attorney
107*	Filing Fee Table
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Schema Document
101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document

* Filed herewith.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on July 9, 2024.

iPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of iPower Inc. whose signature appears below hereby appoints Chenlong Tan and Kevin Vassily, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective -amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer and Chairman of the Board of Directors	July 9, 2024
Chenlong Tan	(Principal Executive Officer)

/s/ Kevin Vassily	Chief Financial Officer	July 9, 2024
Kevin Vassily	(Principal Financial Officer)

/s/ Bennet Tchaikovsky	Director	July 9, 2024
Bennet Tchaikovsky

/s/ Hanxi Li	Director	July 9, 2024
Hanxi Li

/s/ Kevin Liles	Director	July 9, 2024
Kevin Liles

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